EXHIBIT 99.1

23andMe Reports FY2022 Third Quarter Financial Results

Third quarter revenue of $57 million

Therapeutics group advances first wholly-owned immuno-oncology antibody into clinical trials

Vision of genetics-based primary care offers potential for millions of people to live healthier lives

SUNNYVALE, Calif., February 10, 2022 -- 23andMe Holding Co. (Nasdaq: ME) (“23andMe”), a leading consumer genetics and research company with a mission to help people access, understand, and benefit from the human genome, today reported its financial results for the third quarter (“Q3”) of its fiscal year 2022 (“FY2022”), which ended December 31, 2021. 23andMe is the only company with multiple FDA authorizations for over-the-counter genetic health risk reports, and in particular the only company FDA authorized to provide, without physician involvement, genetic cancer risk reports and medication insights on how individuals may process certain commonly prescribed medications based on their genetics. The company has also created the world’s largest crowdsourced platform for genetic research, which it is using to pursue drug discovery programs rooted in human genetics across a spectrum of disease areas.

“We’ve made significant progress on both our consumer business and therapeutics efforts these last few months. On the consumer side, we acquired Lemonaid Health, which brings telehealth services that offer online access to healthcare professionals with e-prescribing, pharmacy and testing services to patients in all 50 states, the District of Columbia, and the United Kingdom. Combined with our Personal Genome Service, this positions us to achieve our vision of personalized, genetics-based primary care at scale. We also received FDA clearance for a direct-to-consumer genetic test on a hereditary prostate cancer marker, further expanding our ability to provide individuals with direct access to impactful health information that can help them make important life decisions,” said Anne Wojcicki, CEO and Co-Founder of 23andMe. “On the therapeutics side, we launched our first wholly-owned therapeutic into a Phase 1 clinical trial, 23ME’610, and is our second immuno-oncology drug to enter clinical trials following GSK’608. This marks an important milestone in our goal to find new medicines for people with serious unmet medical needs. We look forward to continuing to advance our pipeline of more than 40 programs across a range of disease areas, addressing targets that we have validated using human genetics.”

Recent Highlights

•
Initiated Phase 1 clinical trial for first wholly owned immuno-oncology antibody – 23ME’610
•
Announced that GSK, our key collaborator in therapeutics, elected to extend the exclusive target discovery period under the collaboration agreement for a fifth year to discover and validate novel drug targets using 23andMe’s proprietary genetic and health survey database. 23andMe will receive a one-time payment of $50 million
•
Elected for a royalty option on GSK’608, the joint collaboration program with GSK targeting CD96. 23andMe will be eligible to earn tiered worldwide royalties up to the low double digits if GSK’608 is successfully commercialized
•
Expanded customer database to 12.2 million genotyped customers
•
Received FDA clearance for direct-to-consumer genetic test on a hereditary prostate cancer marker
•
Launched two new reports for customers subscribed to 23andMe+, a membership service that offers insights and features to give members even more actionable information to live healthier lives. These new reports use machine learning to create a statistical model that estimates a person’s likelihood of developing a specific condition using thousands of genetic markers, along with a person’s ethnicity and birth sex. The new reports released in the third quarter were:
•
Nearsightedness (myopia) report
•
Severe acne report
•
Added new ancestry analysis, including additional insights into some customers’ indigenous genetic ancestry from North America and ancestral connections to 25 African ethnolinguistic groups
•
Received recognition from Inc. magazine as one of the “Best-Led Companies of 2021”, from Comparably, which listed Anne Wojcicki as one of the top CEOs among large companies and from Fast Company, which listed 23andMe as one of the “Brands that Matter”.
•
Completed the redemption of all outstanding warrants in December 2021.

“We are working to integrate Lemonaid Health’s telehealth services and our personal genetics services with the goal of bringing a genetics-based primary care service to our customers. This unique offering would enable our medical professionals to take a prevention-based, genetically-informed approach with our customers to help them live healthier lives. Beginning this quarter, Lemonaid Health’s financial results are incorporated into our consolidated results,” said Steve Schoch, Chief Financial Officer of 23andMe. “On the Therapeutics side, we were also pleased with GSK’s election to renew for a fifth year, with its $50M fee. This further validates the value of our database to genetically validate targets for drug development and the potential for this approach to increase probability of success in bringing new therapies to patients.”

FY2022 Third Quarter Financial Results

Total revenue for the three and nine months ended December 31, 2021, was $57 million and $171 million, respectively, representing increases of 3% and 10%, respectively, for the same periods in the prior year. Third quarter revenue growth was primarily due to the addition of two months of Telehealth business revenue from the recent acquisition of Lemonaid Health and higher subscription revenue. These increases were partially offset by lower Personal Genome Service (“PGS”) revenue primarily due to the shift in a promotional channel partner’s event, which occurred in the second quarter of FY2022 as compared to the third quarter of FY2021. Nine-month revenue growth was primarily driven by higher PGS revenue, subscription revenue and the addition of two months of revenue from the Telehealth business.

Consumer services revenue represented approximately 81% of total revenue for the three and nine months ended December 31, 2021, and research services revenue, substantially all derived from the collaboration with GSK, accounted for approximately 19% of total revenue.

Operating expenses for the three and nine months ended December 31, 2021 were $124 million and $271 million, respectively, compared to $71 million and $191 million for the same periods in the prior year. The increase in operating expenses was primarily attributable to increased sales and marketing expenses, consistent with the seasonal promotion activities of the PGS business, therapeutics-related research and development expenses, one-time transaction costs associated with the acquisition of Lemonaid Health and incorporation of Telehealth operating expenses.

Net loss for the three and nine months ended December 31, 2021 was $89 million and $148 million, respectively, compared to net losses of $45 million and $117 million for the same periods in the prior year. The increase in net loss for the nine-month period ended December 31, 2021 was primarily driven by higher operating expenses (as noted above) offset by changes in fair value of warrant liabilities of $33 million. In December 2021, the company redeemed all outstanding warrants.

Total Adjusted EBITDA (as defined below) for the three and nine months ended December 31, 2021 was $(64) million and $(121) million, respectively, compared to $(25) million and $(65) million for the same periods in the prior year. The decrease in total Adjusted EBITDA was driven primarily by the increase in operating expenses listed above, excluding one-time transaction costs. Adjusted EBITDA for the three and nine months ended December 31, 2021 for the Consumer & Research Services segment was $(32) million and $(33) million, respectively, compared to $(2) million and $(5) million for the same periods in the prior year. The decrease in this segment was driven primarily by the increase in operating expenses listed above, excluding therapeutics-related research and development expenses and one-time transaction costs.

Balance Sheet

23andMe ended Q2 FY2022 with cash of $586 million, compared to $282 million as of March 31, 2021. The increase was attributable to the $560 million in gross proceeds from the completion of the business combination with the Virgin Group Acquisition Corp during the first quarter of FY2022. In Q3 FY2022, 23andMe paid approximately $102 million in cash consideration for the acquisition of Lemonaid Health, of which approximately $13 million was placed in escrow to cover a potential purchase price adjustment and to secure the indemnification obligations of the former equity holders of Lemonaid Health.

FY2022 Financial Guidance

23andMe is updating its FY2022 guidance following the inclusion of telehealth operations into its consumer business and the redemption of all outstanding warrants. The projected range for full year revenue for fiscal 2022, which will end on March 31, 2022, has been increased from $250 to $260 million to $268 to $278 million. The increase in projected revenue is primarily due to the addition of telehealth services to 23andMe’s consumer business. The projected range for full year net loss has decreased from $210 to $225 million to $205 to $220 million. The decrease in projected net loss is primarily due to the favorable effect of the warrant fair value adjustment following warrant redemption offset by the inclusion of telehealth operating expenses, integration and merger-related transaction costs. The projected range for full year adjusted EBITDA loss has increased from $143 to $158 million to $148 to $163 million as we expect telehealth net losses to be partially offset by other beneficial effects in our operations.

Conference Call Webcast Information

23andMe will host a conference call at 4:30 p.m. Eastern Time on Thursday, February 10, 2022 to discuss the financial results for Q3 FY2022 and report on business progress. The webcast can be accessed on the day of the event at https://investors.23andme.com/news-events/events-presentations. A webcast replay will be available at the same address for a limited time within 24 hours after the event.

About 23andMe

23andMe, headquartered in Sunnyvale, CA, is a leading consumer genetics and research company. Founded in 2006, the company’s mission is to help people access, understand, and benefit from the human genome. 23andMe has pioneered direct access to genetic information as the only company with multiple FDA authorizations for genetic health risk reports. The company has created the world’s largest crowdsourced platform for genetic research, with approximately 80 percent of its customers electing to participate. The 23andMe research platform has generated more than 180 publications on the genetic underpinnings of a wide range of diseases, conditions, and traits. The platform also powers the 23andMe Therapeutics group, currently pursuing drug discovery programs rooted in human genetics across a spectrum of disease areas, including oncology, respiratory, and cardiovascular diseases, in addition to other therapeutic areas. More information is available at www.23andMe.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the future performance of 23andMe’s businesses in consumer genetics and therapeutics and the growth and potential of its proprietary research platform. All statements, other than statements of historical fact, included or incorporated in this press release, including statements regarding 23andMe’s strategy, financial position, funding for continued operations, cash reserves, projected costs, plans, and objectives of management, are forward-looking statements. The words "believes," "anticipates," "estimates," "plans," "expects," "intends," "may," "could," "should," "potential," "likely," "projects," “predicts,” "continue," "will," “schedule,” and "would" or, in each case, their negative or other variations or comparable terminology, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are predictions based on 23andMe’s current expectations and projections about future events and various assumptions. 23andMe cannot guarantee that it will actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements and you should not place undue reliance on 23andMe’s forward-looking statements. These forward-looking statements involve a number of risks, uncertainties (many of which are beyond the control of 23andMe), or other assumptions that may cause actual results or performance to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements contained herein are also subject to other risks and uncertainties that are described in 23andMe’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 filed with the Securities and Exchange Commission (“SEC”) on November 10, 2021 and in the reports subsequently filed by 23andMe with the SEC. The statements made herein are made as of the date of this press release and, except as may be required by law, 23andMe undertakes no obligation to update them, whether as a result of new information, developments, or otherwise.

Use of Non-GAAP Financial Measure

To supplement the 23andMe’s unaudited condensed consolidated statements of operations and unaudited condensed consolidated balance sheets, which are prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”), this press release also includes references to Adjusted EBITDA, which is a non-GAAP financial measure that 23andMe defines as net income before net interest expense (income), net other expense (income), changes in fair value of warrant liabilities, income tax benefit, depreciation and amortization of fixed assets, amortization of internal use software, amortization of acquired intangible assets, non-cash stock-based compensation expense, acquisition-related costs, and expenses related to restructuring and other charges, if applicable for the period. 23andMe has provided a reconciliation of net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA at the end of this press release.

Adjusted EBITDA is a key measure used by 23andMe’s management and the board of directors to understand and evaluate operating performance and trends, to prepare and approve 23andMe’s annual budget and to develop short- and long-term operating plans. 23andMe provides Adjusted EBITDA because 23andMe believes it is frequently used by analysts, investors and other interested parties to evaluate companies in its industry and it facilitates comparisons on a consistent basis across reporting periods. Further, 23andMe believes it is helpful in highlighting trends in its operating results because it excludes items that are not indicative of 23andMe’s core operating performance. In particular, 23andMe believes that the exclusion of the items eliminated in calculating Adjusted EBITDA provides useful measures for period-to-period comparisons of 23andMe’s business. Accordingly, 23andMe believes that Adjusted EBITDA provides useful information in understanding and evaluating operating results in the same manner as 23andMe’s management and board of directors.

In evaluating Adjusted EBITDA, you should be aware that in the future 23andMe will incur expenses similar to the adjustments in this presentation. 23andMe’s presentation of Adjusted EBITDA should not be construed as an inference that future results will be unaffected by these expenses or any unusual or non-recurring items. Adjusted EBITDA should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. Other companies, including companies in the same industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA as a tool for comparison. There are a number of limitations related to the use of these non-GAAP financial measures rather than net loss, which is the most directly comparable financial measure calculated in accordance with GAAP. Some of the limitations of Adjusted EBITDA include (i) Adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures. When evaluating 23andMe’s performance, you should consider Adjusted EBITDA alongside other financial performance measures, including net loss and other GAAP results.

***

Investor Relations Contact: investors@23andme.com

Media Contact: press@23andMe.com

23andMe Holding Co.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2021	2020	2021	2020
	(Unaudited)	(Unaudited)	(Unaudited)
Revenue (related party amounts of $8,069 and $8,554 for the three months ended December 31, 2021 and 2020, respectively, and $29,281 and $30,221 for the nine months ended December 31, 2021 and 2020, respectively)	$56,891	$55,477	$171,334	$155,338
Cost of revenue (related party amounts of $(54) and $59 for the three months ended December 31, 2021 and 2020, respectively, and $209 and $(592) for the nine months ended December 31, 2021 and 2020, respectively)	29,628	30,089	85,446	82,861
Gross profit	27,263	25,388	85,888	72,477
Operating expenses:
Research and development (related party amounts of $6,300 and $4,238 for the three months ended December 31, 2021 and 2020, respectively, and $18,185 and $10,687 for the nine months ended December 31, 2021 and 2020, respectively)	50,298	41,684	139,053	114,260
Sales and marketing	41,979	12,258	70,987	31,242
General and administrative	31,687	16,589	60,547	45,094
Total operating expenses	123,964	70,531	270,587	190,596
Loss from operations	(96,701)	(45,143)	(184,699)	(118,119)
Other (expense) income:
Interest income	76	53	213	195
Change in fair value of warrant liabilities	3,695	—	32,989	—
Other (expense) income, net	22	445	39	1,318
Loss before benefit for income taxes	(92,908)	(44,645)	(151,458)	(116,606)
Benefit for income taxes	3,512	—	3,512	—
Net loss	$(89,396)	$(44,645)	$(147,946)	$(116,606)
Other comprehensive (loss) income	(36)	—	(36)	—
Total comprehensive loss	$(89,432)	$(44,645)	$(147,982)	$(116,606)
Net loss per share of Class A and Class B common stock attributable to common stockholders, basic and diluted:
Basic and diluted	$(0.21)	$(0.46)	$(0.44)	$(1.23)
Weighted-average shares used to compute net loss per share:
Basic and diluted	426,591,111	96,974,875	334,491,905	95,185,171

23andMe Holding Co.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	December 31,	March 31,
	2021	2021
	(Unaudited)
ASSETS
Current assets:
Cash	$586,204	$282,489
Restricted cash	1,599	1,399
Accounts receivable, net (related party amounts of $105 and nil as of December 31, 2021 and March 31, 2021, respectively)	23,560	2,481
Inventories	17,132	6,239
Deferred cost of revenue	16,112	5,482
Prepaid expenses and other current assets (related party amounts of $207 and nil as of December 31, 2021 and March 31, 2021, respectively)	25,253	15,485
Total current assets	669,860	313,575
Property and equipment, net	52,249	60,884
Operating lease right-of-use assets	57,390	63,122
Restricted cash, noncurrent	6,974	6,974
Internal-use software, net	8,410	6,889
Intangible assets, net	78,458	—
Goodwill	351,598	—
Other assets	1,376	654
Total assets	$1,226,315	$452,098
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable (related party amounts of nil and $4,422 as of December 31, 2021 and March 31, 2021, respectively)	$14,418	$12,271
Accrued expenses and other current liabilities (related party amounts of $12,480 and $7,065 as of December 31, 2021 and March 31, 2021, respectively)	46,297	31,953
Deferred revenue (related party amounts of $26,171 and $30,140 as of December 31, 2021 and March 31, 2021, respectively)	111,961	71,255
Operating lease liabilities	6,875	6,140
Total current liabilities	179,551	121,619
Operating lease liabilities, noncurrent	80,832	87,582
Other liabilities	4,758	1,165
Total liabilities	$265,141	$210,366
Commitments and contingencies (Note 10)
Redeemable convertible preferred stock
Redeemable convertible preferred stock, $0.0001 par value per share, 10,000,000 shares authorized as of December 31, 2021, and $0.00001 par value per share, 209,512,070 shares authorized as of March 31, 2021; nil and 209,181,855 shares issued and outstanding as of December 31, 2021 and March 31, 2021, respectively; aggregate liquidation preference of nil and $874,107 as of December 31, 2021 and March 31, 2021, respectively	—	837,351
Stockholders' equity (deficit)
Common Stock - Class A shares, par value $0.0001, 199,176,879 shares issued and outstanding as of December 31, 2021, and par value $0.00001, 20,713,076 shares issued and outstanding as of March 31, 2021; Class B shares, par value $0.0001, 246,970,302 shares issued and outstanding as of December 31, 2021 and par value $0.00001, 103,816,708 shares issued and outstanding as of March 31, 2021	44	—
Additional paid-in capital	2,086,350	381,619
Accumulated other comprehensive income	(36)	—
Accumulated deficit	(1,125,184)	(977,238)
Total stockholders’ equity (deficit)	961,174	(595,619)
Total liabilities and stockholders’ equity (deficit)	$1,226,315	$452,098

23andMe Holding Co.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended December 31,
	2021	2020
	(Unaudited)
Cash flows from operating activities:
Net loss	$(147,946)	$(116,606)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	15,345	13,969
Amortization and impairment of internal-use software	1,741	1,563
Stock-based compensation expense	37,473	37,222
Changes in fair value of warrant liabilities	(32,989)	—
Loss (gain) on disposal of property and equipment	92	57
Gain on lease termination	(15)	(876)
Changes in operating assets and liabilities:
Accounts receivable (related party amounts of $(105) and nil for the nine months ended December 31, 2021 and 2020, respectively)	(21,078)	1,259
Inventories	(10,605)	(2,127)
Deferred cost of revenue	(10,630)	(5,831)
Prepaid expenses and other current assets (related party amounts of $(207) and nil for the nine months ended December 31, 2021 and 2020, respectively)	(7,697)	5,483
Operating lease right-of-use assets	5,265	8,496
Other assets	(604)	37
Accounts payable (related party amounts of $(4,422) and $(4,231) for the nine months ended December 31, 2021 and 2020, respectively)	(804)	(215)
Accrued expenses and other current liabilities (related party amounts of $5,416 and $749 for the nine months ended December 31, 2021 and 2020, respectively)	9,878	636
Deferred revenue (related party amounts of $(3,969) and $(5,221) for the nine months ended December 31, 2021 and 2020, respectively)	40,223	29,576
Operating lease liabilities	(5,655)	(6,693)
Other liabilities	(3,617)	64
Net cash used in operating activities	(131,623)	(33,986)
Cash flows from investing activities:
Purchases of property and equipment	(2,421)	(3,860)
Purchases of intangible assets (patents)	(5,500)	—
Proceeds from sale of property and equipment	1	838
Capitalized internal-use software costs	(2,855)	(2,725)
Cash paid for acquisitions, net of cash acquired	(94,165)	—
Net cash used in investing activities	(104,940)	(5,747)
Cash flows from financing activities:
Proceeds from issuance of redeemable convertible preferred stock	—	82,500
Payments for issuance costs of redeemable convertible preferred stock	—	(232)
Proceeds from exercise of stock options (related party amounts of nil and $34,710 for the nine months ended December 31, 2021 and 2020, respectively)	11,476	38,210
Payments of transaction costs	(30,642)	—
Proceeds from issuance of common stock upon Merger	309,720	—
Proceeds from PIPE (related party amounts of $25,000 and nil for the nine months ended December 31, 2021 and 2020, respectively)	250,000	—
Proceeds from exercise of merger warrants	44	—
Payment for warrant redemptions	(116)	—
Net cash provided by financing activities	540,482	120,478
Effect of exchange rates on cash	(4)	—
Net increase in cash and restricted cash	303,915	80,745
Cash and restricted cash—beginning of period	290,862	216,315
Cash and restricted cash—end of period	594,777	297,060
Supplemental disclosures of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued expenses	859	50
Stock-based compensation capitalized for internal-use software costs	745	501
Reclassification of transaction costs	3,971	—
Vesting of related party early exercised stock options	—	14,892
Assumption of merger warrants liability	75,415	—
Conversion of redeemable convertible preferred stock to common stock	837,351	—
Redemption/exercise of Class A common stock warrants	42,354	—
Stock consideration in acquisition of businesses, including fair value of common stock issued and fair value of stock-based awards that were vested	322,842	—
Reconciliation of cash and restricted cash within the consolidated balance sheets to the amounts shown in the consolidated statements of cash flows above:
Cash	586,204	288,687
Restricted cash, current	1,599	1,399
Restricted cash, noncurrent	6,974	6,974
Total cash and restricted cash	$594,777	$297,060

23andMe Holding Co.
Total Company and Segment Information and Reconciliation of Non-GAAP Financial Measures
(in thousands)
(unaudited)

The Company’s revenue and Adjusted EBITDA by segment and for the total Company is as follows:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2021	2020	2021	2020
	(in thousands)		(in thousands)
Segment Revenue
Consumer & Research Services	$56,891	$55,477	$171,334	$155,290
Therapeutics	—	—	—	48
Total revenue	$56,891	$55,477	$171,334	$155,338
Segment Adjusted EBITDA
Consumer & Research Services Adjusted EBITDA	$(31,967)	$(2,468)	$(33,232)	$(4,925)
Therapeutics Adjusted EBITDA	(19,916)	(15,051)	(57,046)	(38,886)
Unallocated Corporate	(12,129)	(7,796)	(30,692)	(21,554)
Total Adjusted EBITDA	$(64,012)	$(25,315)	$(120,970)	$(65,365)

Reconciliation of net loss to Adjusted EBITDA
Net loss	$(89,396)	$(44,645)	$(147,946)	$(116,606)
Adjustments:
Interest (income), net	(76)	(53)	(213)	(195)
Other (income) expense, net	(22)	(445)	(39)	(1,318)
Change in fair value of warrant liabilities	(3,695)	—	(32,989)	—
Income tax benefit	(3,512)	—	(3,512)	—
Depreciation and amortization	4,681	4,833	14,188	15,532
Amortization of acquired intangible assets	2,898	—	2,898	—
Stock-based compensation expense	17,409	14,995	37,473	37,222
Acquisition-related costs	7,701	—	9,170	—
Total Adjusted EBITDA	$(64,012)	$(25,315)	$(120,970)	$(65,365)

23andMe Holding Co.
Reconciliation of GAAP Net Income Outlook to non-GAAP Adjusted EBITDA Outlook
(in thousands)
(unaudited)

	Outlook for the Year Ended March 31, 2022
	as of February 10, 2021
	Low	High
Reconciliation of estimated net loss to adjusted EBITDA
GAAP Net Loss outlook	$(220,000)	$(205,000)
Adjustments
Estimated interest (income), net	(285)	(285)
Estimated other (income) / expense, net	(174)	(174)
Estimated change in fair value of warrant liabilities	(32,989)	(32,989)
Estimated income tax benefit	(3,505)	(3,505)
Estimated depreciation and amortization	19,712	19,712
Estimated amortization of acquired intangible assets	7,246	7,246
Estimated stock-based compensation expense	57,794	57,794
Estimated acquisition-related costs	9,168	9,168
Non-GAAP adjusted EBITDA outlook	$(163,033)	$(148,033)